UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2007
ABM INDUSTRIES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8929	94-1369354

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222 San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 733-4000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.
     On October 7, 2007, ABM Industries Incorporated and OneSource Services Inc., an international business company organized under the laws of Belize, entered into definitive agreements under which ABM will acquire OneSource for $365.0 million in cash, subject to adjustment as provided below, pursuant to a merger of OneSource into a wholly owned subsidiary of ABM.
     OneSource’s majority shareholder approved the transaction and no additional shareholder or other corporate approval is required under Belize law. The transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. If the transaction is not completed by November 15, 2007, the purchase price would increase by $100,000 per day until the actual completion date, assuming all other closing conditions were satisfied. There can be no assurances that the transaction will be completed or as to its ultimate timing.
     The foregoing descriptions of the definitive agreements, which include a merger agreement and support agreement, and the related transactions are qualified in their entirety by reference to the merger agreement and support agreement filed hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference into this Item 1.01.
     The merger agreement and the support agreement, which have been included to provide stockholders with information regarding their terms, contain representations and warranties by ABM and OneSource made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. Moreover, certain representations and warranties in these agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the representations and warranties in these agreements should not be relied on by any persons as characterizations of the actual state of facts about the parties at the time they were made or otherwise.
Item 7.01   Regulation FD Disclosure.
     On October 8, 2007, ABM and OneSource issued a press release related to ABM’s acquisition of OneSource. A copy of the press release is being furnished pursuant to Item 7.01 and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933.

Item 9.01   Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit
Number	Description

2.1	Agreement and plan of merger, dated October 7, 2007, among OneSource Services Inc., ABM Industries Incorporated and OCo Merger Sub LLC.*

2.2	Agreement, dated October 7, 2007, between ABM Industries Incorporated and Rivaz Overseas Corp.

99.1	Press release, dated October 8, 2007 (solely furnished and not filed).
*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. ABM agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Date: October 8, 2007	By:	/s/ Linda S. Auwers
Name: Linda S. Auwers
Title: Senior Vice President and General Counsel

EXHIBIT INDEX
2.1	Agreement and plan of merger, dated October 7, 2007, among OneSource Services Inc., ABM Industries Incorporated and OCo Merger Sub LLC.*

2.2	Agreement, dated October 7, 2007, between ABM Industries Incorporated and Rivaz Overseas Corp.

99.1	Press release, dated October 8, 2007 (solely furnished and not filed).
*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. ABM agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.